Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned does hereby appoint Celia A. Colbert and Bruce N. Kuhlik, and each of them severally, to be his or her true and lawful attorney or attorneys and agent or agents to execute on behalf of the undersigned (whether on behalf of Merck & Co., Inc., or as an officer or director thereof, or by attesting the seal of the Company, or otherwise) a Registration Statement and any and all amendments (including post-effective amendments) and all documents relating thereto, and to file the same with all relevant exhibits or documents with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of Merck & Co., Inc. which may be issued from time to time pursuant to a Registration Statement on Form S-3 to former employees and directors of Merck Sharp & Dohme Corp.,  a wholly-owned subsidiary of Merck & Co., Inc.

Each of Celia A. Colbert and Bruce N. Kuhlik, as listed above as attorney and agent are to act separately, unless otherwise expressly specified herein. This Power of Attorney may be executed in counterparts and all such duly executed counterparts shall together constitute the same instrument.

IN WITNESS WHEREOF, this instrument has been duly executed as of the 22nd day of January, 2010.

By:	/s/ Richard T. Clark
Richard T. Clark
Chairman, President and Chief Executive Officer (Principle Executive Officer)

By:	/s/ Peter N. Kellogg
Peter N. Kellogg
Executive Vice President and Chief Financial Officer (Principle Financial Officer)

By:	/s/ John Canan
John Canan
Senior Vice President and Controller (Controller)

IN WITNESS WHEREOF, this instrument has been duly executed as of the 22nd day of January, 2010.

/s/ Leslie A. Brun
Leslie A. Brun	Rochelle B. Lazarus

/s/ Thomas R. Cech	/s/ Carlos E. Represas
Thomas R. Cech, Ph.D.	Carlos E. Represas

/s/ Richard T. Clark	/s/ Patricia F. Russo
Richard T. Clark	Patricia F. Russo

/s/ Thomas E. Shenk
Thomas H. Glocer	Thomas E. Shenk, Ph.D.

/s/ Steven F. Goldstone
Steven F. Goldstone	Anne M. Tatlock

/s/ William B. Harrison, Jr.	/s/ Samuel O. Thier
William B. Harrison, Jr.	Samuel O. Thier, M.D.

/s/ Harry R. Jacobson	/s/ Craig B. Thompson
Harry R. Jacobson, M.D.	Craig B. Thompson, M.D.

/s/ William N. Kelley
William N. Kelley, M.D.	Wendell P. Weeks

/s/ C. Robert Kidder	/s/ Peter C. Wendell
C. Robert Kidder	Peter C. Wendell